UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010 (September 3, 2010)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Elimination of Gross Up Reimbursement. On September 3, 2010, Gaylord Entertainment Company (the “Company”) entered into amendments to the employment agreements with each of Colin Reed, David Kloeppel, Carter Todd, Mark Fioravanti and Richard Maradik (the “NEOs”) eliminating the Company’s obligation to reimburse the NEOs for certain excise tax payments that may apply under Internal Revenue Code Sections 4999 and 280G in connection with compensation payable after a change in control of the Company.
     Changes to 2008 RSUs. The Company also entered into amendments to the award agreements for performance-based restricted stock units (the “RSUs”) granted to the NEOs in February 2008 pursuant to the Company’s 2006 Omnibus Incentive Plan (the “Plan”). As amended, the RSUs vest as follows: 25% of the RSUs vested on the date of amendment; some, all or none of the remaining 75% of the RSUs will vest on February 4, 2012 based on the extent to which the performance criteria specified in the award agreement are satisfied (consistent with the original terms of the award agreements); and 25% of the RSUs will vest on December 31, 2012 provided that the NEO remains employed by the Company on such date (unless vested earlier on February 4, 2012 to the extent performance criteria are satisfied).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: September 7, 2010	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Executive Vice President, General Counsel and Secretary